Exhibit 10.43

INTERCREDITOR AGREEMENT

This Intercreditor Agreement, dated as of March 22, 2017 (this “Agreement”), is made between Ivy Investment Management Company, a Delaware corporation, as administrative agent for the Waddell Lenders referred to below (in such capacity, “Waddell Agent”), Gordon Snyder, an individual, as administrative agent for the Snyder Lenders referred to below (in such capacity “Snyder Agent”), and LSQ Funding Group, L.C. (“LSQ”).

Recitals

A.

Marrone Bio Innovations, Inc., a Delaware corporation (“Borrower”), has entered into the A/R Facility Agreement (as defined below) with LSQ, which, along with any other obligations owing to LSQ by Borrower, is secured by certain property of Borrower.

B.

Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy Funds VIP Science & Technology (collectively, the “Waddell Lenders”) are the holders of certain Senior Secured Promissory Notes, dated August 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Waddell Notes”) made by Borrower pursuant to that certain Purchase Agreement, dated as of August 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Waddell Purchase Agreement”), between Borrower and the investors party thereto.  Waddell Agent has the full right, power and authority to enter into this Agreement on behalf of the Waddell Lenders and bind the Waddell Lenders thereto, pursuant to the Security Agreement (as defined in the Waddell Purchase Agreement).

C.

Borrower, the lenders party thereto (collectively, the “Snyder Lenders”), and Snyder Agent (as administrative agent and collateral agent for the Snyder Lenders) have entered into that certain Loan Agreement dated as of October 2, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Snyder Loan Agreement”).   Snyder Agent, as administrative agent for the Snyder Lenders, has the full right, power and authority to enter into this Agreement on behalf of the Snyder Lenders and bind the Snyder Lenders thereto, pursuant to the Snyder Loan Agreement.

D.

To induce each of LSQ and the Existing Creditors to make and maintain the credit extensions under the A/R Facility Agreement and each Existing Credit Agreement, respectively, each of LSQ and each Existing Agent, on behalf of the Existing Creditors, is willing to enter into this Agreement to, among other things, subordinate certain of its liens on the terms and conditions herein set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.Definitions.  As used herein, the following terms have the following meanings:

“A/R Facility Agreement” means that certain Inventory Purchase Agreement, dated on or about March 22, 2017, between LSQ and Borrower, as the same may be amended, restated,

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supplemented or otherwise modified from time to time.

“A/R Facility Documents” means the A/R Facility Agreement and all Loan Documents, each as defined in the A/R Facility Agreement.

“A/R Facility Senior Collateral” means (i) Borrower’s present and future accounts arising from the sale or lease of inventory or the provision of services, (ii) Borrower’s present and future inventory, (iii) to the extent evidencing, governing, or securing Borrower’s accounts or inventory, Borrower’s payment intangibles, chattel paper, instruments and documents, (iv) proceeds of insurance policies covering Borrower’s accounts and inventory received with respect to such accounts and inventory, and (v) the direct and indirect proceeds of the foregoing; provided that, for purposes of clarification, notwithstanding the foregoing, in no event shall “A/R Facility Senior Collateral” include any right, title or interest of any Obligor in (A) any Intellectual Property or any licenses thereof, (B) equipment, (C) to the extent evidencing, governing, securing or otherwise related to equipment, any general intangibles, chattel paper, instruments or documents, or (D) Borrower’s deposit accounts # and # with Five Star Bank or any other property described as “Collateral” under the Commercial Security Agreement, dated as of June 13, 2014, by Borrower in favor of Five Star Bank, as such Security Agreement is in effect as of the date hereof or as amended with LSQ’s consent.

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code.  Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Claim” means, (i) in the case of LSQ, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of LSQ now or hereafter arising or existing under or relating to the A/R Facility Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination fees, and (ii) in the case of Existing Creditors, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Existing Creditors now or hereafter arising or existing under or relating to the Existing Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination fees.

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“Collateral” means all real or personal property of any Obligor in which any Creditor now or hereafter has a security interest.

“Common Collateral” means all Collateral in which both LSQ and each Existing Agent have a security interest.

“Credit Documents” means, collectively, the Existing Loan Documents and the A/R Facility Documents.

“Creditors” means, collectively, Existing Creditors and LSQ.

“Enforcement Action” means, with respect to any Creditor and with respect to any Claim of such Creditor or any item of Collateral in which such Creditor has or claims a security interest, lien, or right of offset, (i) any action, whether judicial or nonjudicial, to repossess, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral, (ii) any action in connection with any Insolvency Proceeding to protect, defend, enforce or assert rights with respect to such Claim or Collateral, including without limitation filing and defending any proof of claim, opposing or joining in the opposition of any sale of assets or confirmation of a plan of reorganization, or opposing or joining in the opposition of any proposed debtor-in-possession loan or use of cash collateral, and (iii) the filing of, or the joining in the filing of, an involuntary bankruptcy or insolvency proceeding against any Obligor.

“Existing Agent” means each of the Waddell Agent and the Snyder Agent.

“Existing Creditors” means, collectively, the Waddell Lenders, the Snyder Lenders, the Waddell Agent and the Snyder Agent.

“Existing Loan Documents” means, collectively, all Snyder Loan Documents and all Waddell Loan Documents.

“Existing Senior Collateral” means all Collateral in which an Existing Creditor has a security interest, other than the A/R Facility Senior Collateral.

“Intellectual Property” means, collectively, all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto (collectively, “Copyrights”), all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto (collectively, “Patents”), and all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding

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thereto throughout the world (collectively, “Trademarks”), together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.

“Junior Collateral” means, (i) in the case of LSQ, all Common Collateral consisting of Existing Senior Collateral, and (ii) in the case of Existing Creditors, all Common Collateral consisting of A/R Facility Senior Collateral.

“Obligor” means Borrower, each subsidiary thereof and each other person or entity that provides a guaranty of, or collateral for, any Claim of any Creditor.

“Proceeds Sweep Period” means the period beginning on the later to occur of (i) the occurrence of an event of default under any Creditor’s Credit Documents and (ii) receipt by the other Creditor of written notice from such Creditor of such event of default, and ending on the date on which such event of default shall have been waived in writing by the Creditor issuing such notice.

“Senior Collateral” means, (i) in the case of LSQ, all A/R Facility Senior Collateral and (ii) in the case of Existing Creditors, all Existing Senior Collateral.

“Snyder Loan Documents” means, collectively, the Snyder Loan Agreement and all documents and agreements relating thereto.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York. The following terms have the meanings given to them in the applicable UCC:  “account”, “chattel paper”, “commodity account”, “deposit account”, “document”, “equipment”, “general intangible”, “instrument”, “inventory”, “proceeds” and “securities account”.

“Waddell Loan Documents” means, collectively, the Waddell Notes, the Waddell Purchase Agreement and all documents and agreements relating thereto.

2.Lien Subordination.  (a)  Notwithstanding the respective dates of attachment or

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perfection of the security interests of Existing Creditors and the security interests of LSQ, or any contrary provision of the UCC, or any applicable law or decision, or the provisions of the Credit Documents, and irrespective of whether LSQ or any Existing Creditor holds possession of all or any part of the Collateral, (i) all now existing and hereafter arising security interests of LSQ in any A/R Facility Senior Collateral shall at all times be senior to the security interests of Existing Creditors in such A/R Facility Senior Collateral, and (ii) all now existing and hereafter arising security interests of Existing Creditors in any Existing Senior Collateral shall at all times be senior to any security interests of LSQ in such Existing Senior Collateral.

(b)Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors:

(i)acknowledges and consents to (A) Borrower granting to the other Creditor a security interest in the Common Collateral of such other Creditor, (B) the other Creditor filing any and all financing statements and other documents as reasonably deemed necessary by the other Creditor in order to perfect its security interest in its Common Collateral, and (C) Borrower’s entry into the Credit Documents to which the other Creditor is a party.

(ii)acknowledges, agrees and covenants, notwithstanding Section 2(c) but subject to Section 5, that it shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of the other Creditor’s security interest in the Common Collateral, or the validity, priority or enforceability of the other Creditor’s Claim. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, LSQ shall not take any action seeking to recharacterize any Intellectual Property or equipment, the proceeds of either, or any other Existing Senior Collateral or proceeds thereof as A/R Facility Senior Collateral.

(c)Subject to Section 2(b)(ii), the priorities provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable, perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to one or more Claims or any part thereof, the priorities provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable.  Nothing in this Section 2(c) affects the operation of any turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

3.Distribution of Proceeds of Common Collateral.  (a)  In the event that any Creditor shall receive any payment, distribution, security or proceeds constituting its Junior Collateral prior to the indefeasible payment in full of the other set of Creditors’ Claims and termination of all the other set of Creditors’ Credit Documents, such Creditor shall, upon demand of the other Creditor and delivery by such other creditor of evidence supporting its priority claim to such Collateral, deliver to such other Creditor such payment, distribution, security or proceeds for application to the other set of Creditors’ Claims.

(b)Except as expressly set forth herein, nothing in this Section 3 shall obligate any Creditor (i) to sell, exchange, collect or otherwise dispose of Collateral at any time, or (ii) to take any action in violation of any stay imposed in connection with any Insolvency Proceeding,

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including without limitation the automatic stay in Section 362(a) of the Bankruptcy Code, nor shall any Creditor have any liability to the other arising from or in connection with such Creditor’s failure to take such action.

4.Subordination of Remedies.  Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors (such Person for purposes of this Section 4, the “Junior Creditor”), agrees, subject to Section 5, that, unless and until all Claims of the other set of Creditors (for purposes of this Section 4, the “Senior Creditor”) have been indefeasibly paid in full and all Credit Documents of the Senior Creditor have been terminated, and whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the Junior Creditor shall not, without the prior written consent of the Senior Creditor, enforce, or attempt to enforce, any rights or remedies under or with respect to any of such Junior Creditor’s Junior Collateral, including causing or compelling the pledge or delivery of such Junior Collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any such Junior Collateral, notifying any account debtors of any Obligor, asserting any claim or interest in any insurance with respect to such Junior Collateral, or exercising any rights under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement with respect to such Junior Collateral, or institute or commence, or join with any person or entity in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Proceeding involving any Obligor), except that notwithstanding the foregoing, at all times, including during a Proceeds Sweep Period, the Junior Creditor shall be able to exercise its rights under a lockbox agreement or an account control agreement with respect to any deposit account, securities account or commodity account constituting Collateral, including its rights to freeze such account or exercise any rights of offset.

5.Insolvency Proceedings.  (a)  Rights Continue.  In the event of any Obligor’s insolvency, reorganization or any case, action or proceeding, commenced by or against such Obligor, under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy (including any case commenced under the Bankruptcy Code), insolvency, receivership, liquidation, dissolution, winding-up or other similar statutory or common law proceeding or arrangement involving any Obligor, the readjustment of its liabilities, any assignment for the benefit of its creditors, or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code.

(b)Proof of Claim, Sales and Plans.  At any meeting of creditors or in the event of any Insolvency Proceeding, each Creditor shall retain the right to vote, file a proof of claim and otherwise act with respect to its Claims (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension (a “Plan”)); provided that (i) no Creditor shall initiate, prosecute or participate in any claim or action in such Insolvency Proceeding directly or indirectly challenging the enforceability, validity, perfection or priority of the other set of Creditors’ Claims, this Agreement, the Credit Documents, or any liens securing the other set of Creditors’ Claims; and (ii) no Creditor shall propose any Plan or file or join in any motion or pleading in support of any motion or Plan or

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exercise any other voting rights unless such Plan provides for the treatment of the Creditors’’ claims in a manner consistent with the terms of this Agreement.

(c)Finance and Sale Issues.  (i)  If any Obligor shall be subject to any Insolvency Proceeding and a Creditor shall desire to permit the use by such Obligor of cash collateral (as defined in Section 363(a) of the Bankruptcy Code, “Cash Collateral”) constituting such Creditor’s Senior Collateral or to permit any Obligor to obtain financing (including on a priming basis with respect to such Creditor’s Senior Collateral), whether from such Creditor or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other applicable law (each, a “Post-Petition Financing”), then the other set of Creditors shall not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing; provided, however, that, notwithstanding the foregoing, each Creditor shall be entitled to oppose, raise objection to, or contest (or join with or support any third party opposing, objecting to, or contesting) any such use of Cash Collateral or Post-Petition Financing if such proposed use of Cash Collateral or Post-Petition Financing would result in any liens on such Creditor’s Senior Collateral to be subordinated to or pari passu with such Cash Collateral or Post-Petition Financing.

(ii)Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, agrees that it shall raise no objection to, and shall not oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale, revesting or other disposition of any Collateral constituting its Junior Collateral free and clear of its liens or other Claims, whether under Sections 363 or 1141 of the Bankruptcy Code or other applicable law, if the other set of Creditors has consented to such sale or disposition of such assets; provided, however, that, notwithstanding the foregoing and for the avoidance of doubt, any Creditor shall be entitled to oppose, raise objection to, or contest (or join with or support any third party opposing, objecting to, or contesting) any sale, revesting or other disposition of any Collateral constituting its Senior Collateral free and clear of its liens or other Claims.

(d)Relief from the Automatic Stay.  Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, agrees that, until the other set of Creditors’ Claims have been indefeasibly paid in full, such Creditor shall not seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency Proceeding in respect of its Junior Collateral without the prior written consent of such other Creditor.

(e)Reserved.

(f)Post-Petition Interest.  Each Creditor shall not oppose or seek to challenge any claim by the other set of Creditors for allowance in any Insolvency Proceeding of Claims consisting of post-petition interest, fees or expenses; provided that the treatment of such Claims are consistent with the Creditors’ relative priorities set forth in this Agreement.

(g)Reserved.

6.Notice of Default.  Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, shall give to the other prompt written notice of the occurrence of any default

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or event of default (which has not been promptly waived or cured) under any of its Credit Documents of which it has knowledge (and any subsequent cure or waiver thereof) and shall, simultaneously with giving any notice of default or acceleration to Borrower, provide to such other Creditor a copy of such notice of default.  For the avoidance of doubt, nothing in this Section 6 shall obligate any Creditor to provide any notice in violation of any stay imposed in connection with any Insolvency Proceeding, including without limitation the automatic stay in Section 362(a) of the Bankruptcy Code, nor shall any Creditor have any liability to the other arising from or in connection with such Creditor’s failure to take such action.

7.Release of Liens. In the event of any private or public sale or other disposition, by or with the consent of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors (such Person, for purposes of this Section 7, the “Senior Creditor”), of all or any portion of such set of Creditors’ Senior Collateral, an Existing Agent, on behalf of Existing Creditors, and LSQ, respectively (for purposes of this Section 7, the “Junior Creditor”), agrees that such sale or disposition shall be free and clear of such Junior Creditor’s liens; provided that such sale or disposition is made in accordance with the UCC or applicable provisions of the Bankruptcy Code, including without limitation Sections 363(f) or 1141(c) of the Bankruptcy Code.  The Junior Creditor agrees that, in connection with any such sale or other disposition, it shall execute any and all lien releases or other documents reasonably requested by the Senior Creditor in connection therewith.

8.Reserved.

9.Agent for Perfection.  (a) LSQ acknowledges that applicable provisions of the UCC may require, in order to properly perfect Existing Creditors’ security interest in the Common Collateral securing the Existing Creditors’ Claims, that an Existing Agent possess certain of such Common Collateral, and may require the execution of control agreements in favor of an Existing Agent concerning such Common Collateral.  In order to help ensure that Existing Creditors’ security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), LSQ agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to Existing Creditors as a result thereof or with respect thereto, for the benefit of Existing Creditors, any such Common Collateral, and agrees that Existing Creditors’ lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

(b)Each Existing Agent, on behalf of the applicable Existing Creditor, acknowledges that applicable provisions of the UCC may require, in order to properly perfect LSQ’s security interest in the Common Collateral securing LSQ’s Claims, that LSQ possess certain of such Common Collateral, and may require the execution of control agreements in favor of a LSQ concerning such Common Collateral.  In order to help ensure that LSQ’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), each Existing Agent, on behalf of the applicable Existing Creditor, agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to LSQ as a result thereof or with respect thereto, for the benefit of LSQ, any such Common Collateral, and agrees that LSQ’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law

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10.Credit Documents. (a)  Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, represents and warrants that it has provided to the other true, correct and complete copies of all of its Credit Documents.

(b)At any time and from time to time, without notice to the other set of Creditors, each Creditor may take such actions with respect to its Claims as such Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances under its Credit Documents, increasing the principal amount, extending the time of payment, increasing applicable interest  to the default rate, renewing, compromising or otherwise amending the terms of any documents affecting its Claims and any Collateral therefor, and enforcing or failing to enforce any rights against Borrower or any other person, and no such action or inaction described in this sentence shall impair or otherwise affect such Creditor’s rights hereunder; provided, however, that no Creditor shall take any action that is inconsistent with the provisions of this Agreement.  Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, agrees that it shall not assert any such defenses or rights.

(c)Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, agrees that any other Creditor may release or refrain from enforcing its security interest in the Collateral, or permit the use or consumption of such Collateral by any Obligor free of the other Creditor’s security interest, without incurring any liability to any other Creditor.

11.Waiver of Right to Require Marshaling.  Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, expressly waives any right that it otherwise might have to require any other Creditor to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute.  No Creditor shall be required to enforce any guaranty or any security interest or lien given by any person or entity as a condition precedent or concurrent to the taking of any Enforcement Action with respect to the Collateral.

12.Representations and Warranties.  Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, represents and warrants to the other that:

(a)all action on the part of such Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such Creditor hereunder has been taken;

(b)this Agreement constitutes the legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms;

(c)the execution, delivery and performance of and compliance with this Agreement by such Creditor will not (i) result in any material violation or default of any term of any of such Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any

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material applicable law, rule or regulation.

13.Disgorgement.  (a)  If, at any time after payment in full of the LSQ Claims any payments of the LSQ Claims must be disgorged by LSQ for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Existing Creditors shall immediately pay over to LSQ all money or funds received or retained by Existing Creditors with respect to the Existing Creditors’ Claims to the extent that such receipt or retention would have been prohibited hereunder.

(b)If, at any time after payment in full of the Existing Creditors’ Claims any payments of the Existing Creditors’ Claims must be disgorged by any Existing Creditor for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and LSQ shall immediately pay over to an Existing Agent all money or funds received or retained by LSQ with respect to the LSQ Claims to the extent that such receipt or retention would have been prohibited hereunder.

14.Successors and Assigns.  This Agreement shall bind any successors or assignees of each Creditor.  This Agreement shall remain effective until all Claims are indefeasibly paid or otherwise satisfied in full and the Credit Documents of  LSQ and the Existing Creditors have terminated.  This Agreement is solely for the benefit of the Creditors and not for the benefit of Borrower or any other party.  Each Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of its Claims or any of its Credit Documents or any interest in any Common Collateral unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the other set of Creditors an agreement of such transferee to be bound hereby, or an agreement substantially identical to this Agreement providing for the continued subjection of such Claims, the interests of the transferee in the Collateral and the remedies of the transferee with respect thereto as provided herein with respect to the transferring Creditor and for the continued effectiveness of all of the other rights of the other Creditor arising under this Agreement, in each case in form satisfactory to the other set of Creditors.

15.Further Assurances.  Each of LSQ and each Existing Agent, on behalf of the applicable Existing Creditors, agrees to execute such documents and/or take such further action as the other Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the other Creditor.

16.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

17.Governing Law; Waiver of Jury Trial.  (a)  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

(b)EACH CREDITOR WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY

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CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

18.Entire Agreement.  This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  Each Creditor is not relying on any representations by the other Creditor, Borrower or any other Obligor in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of each Obligor.  This Agreement may be amended only by written instrument signed by the Creditors.

19.Relationship among Creditors. The relationship among the Creditors is, and at all times shall remain solely that of creditors of Obligors.  Creditors shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Creditors under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another.  Creditors do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with any Obligor’s property, any Collateral held by any Creditor or the operations of any Obligor.  Each Creditor shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Creditor in connection with such matters is solely for the protection of such Creditor.

20.No Modification.  Notwithstanding anything contained herein, no provision of this Agreement shall be deemed to waive, amend, limit or otherwise modify any term or condition of the an Existing Credit Agreement and the A/R Facility Documents.

21.Severability.  Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

22.Notices.  All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, or by overnight courier or messenger service or by facsimile, message confirmed, and shall be deemed to be effective for purposes of this Agreement on the day that delivery is made or refused.  Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing sentence, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and facsimile numbers indicated on the signature pages hereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement as of the date first above written.

LSQ:

By /s/William Samuelson

William Samuelson

EVP & Director of Operations

Address for Notices:

LSQ Funding Group, L.C.

Address

Officer:William Samuelson

Email:

Tel:

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EXISTING AGENTS:

IVY INVESTMENT MANAGEMENT COMPANY, as administrative agent and collateral agent on behalf of the Waddell Lenders

By /s/ Zack Shafran

Name: Zack Shafran

Title: Senior Vice President, Portfolio Manager

Address for Notices:

Attn:Cory Williams

Tel.:

Fax:

Email:

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/s/Gordon Snyder

Gordon Snyder, as Snyder Agent

Address for Notices:

Tel.:

Fax:

Email:

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Acknowledged and Agreed to:

BORROWER:

MARRONE BIO INNOVATIONS, INC.

By:/s/Pamela Marrone

Name:Pamela Marrone

Title:CEO+Founder

Address for Notices:

1540 Drew Avenue
Davis, CA 95618

S-4

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